Exhibit 4.1

GSMP V ONSHORE US, LTD.

GSMP V OFFSHORE US, LTD.

GSMP V INSTITUTIONAL US, LTD.

200 West Street

New York, NY 10282-2198

November 17, 2011

MONEYGRAM PAYMENT SYSTEMS

WORLDWIDE, INC.

2828 N. Harwood Street, 15th Floor

Dallas, TX 75201

DEUTSCHE BANK TRUST COMPANY

AMERICAS, as Trustee

Trust & Securities Services

60 Wall Street, MS2710

New York, NY 10005

DEUTSCHE BANK TRUST COMPANY

AMERICAS

c/o Deutsche Bank National Trust Company

Trust & Securities Services

25 DeForest Avenue, MS SUMO1-0105

Summit, NJ 07901

Re:      13.25% Senior Secured Second Lien Notes Due 2018

Reference is hereby made to that certain Indenture (the “Base Indenture”) dated as of March 25, 2008, as supplemented by the First Supplemental Indenture, dated as of August 6, 2009, the Second Supplemental Indenture dated as of June 29, 2010 and the Third Supplemental Indenture dated as of April 19, 2011, Fourth Supplemental Indenture dated as of September 29, 2011 and the Fifth Supplemental Indenture dated as of November 15, 2011 (together with the Base Indenture, the “Indenture”) by and among MoneyGram Payment Systems Worldwide, Inc. as the issuer (the “Company”), the Guarantors listed on the signature pages of the Indenture (the “Guarantors”) and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”). Capitalized terms used, but not defined, in this consent shall have the meaning defined (including by reference) in the Indenture (as supplemented by the Sixth Supplemental Indenture, as defined below).

GSMP V ONSHORE US, LTD., GSMP V OFFSHORE US, LTD., and GSMP V INSTITUTIONAL US, LTD. (collectively, the “GS Holders”) hereby represent and warrant to the Company and the Trustee that the GS Holders collectively own 100% in the aggregate principal amount of the outstanding 13.25% Senior Secured Second Lien Notes due 2018 (the “Notes”) voting as a single class issued pursuant to the Indenture. The GS Holders hereby irrevocably consent to the entry into a sixth supplemental indenture (the “Sixth Supplemental Indenture”) to the Indenture in substantially the form attached hereto as Annex A.

The execution and delivery of this letter shall not operate as a waiver of any right, power or remedy of the GS Holders under the Indenture, nor constitute an amendment of any other provision of the Indenture or for any purpose except as expressly set forth herein.

The Company hereby represents and warrants as follows:

1. The Sixth Supplemental Indenture, when fully-executed and effective, will constitute the legal, valid and binding obligation of the Company and the Guarantors enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the Company and the Guarantors rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

2. The Company and each Guarantor has all requisite corporate power and authority to enter into the Sixth Supplemental Indenture and to carry out the transactions contemplated by, and perform its obligations under, the Sixth Supplemental Indenture and the Indenture as amended by the Sixth Supplemental Indenture.

3. After giving effect to the Sixth Supplemental Indenture, the Indenture, as amended, does not impair the validity, effectiveness or priority of the Liens granted pursuant to the Security Documents, and such Liens continue unimpaired with the same priority to secure repayment of all Obligations with respect to the Notes, whether heretofore or hereafter incurred. The position of the GS Holders with respect to such Liens, the Collateral in which a security interest was granted pursuant to the Security Documents and the ability of the Trustee to realize upon such Liens pursuant to the terms of the Security Documents have not been adversely affected in any material respect by the amendments to the Indenture effected pursuant to the Sixth Supplemental Indenture or by the execution, delivery, performance or effectiveness of the Sixth Supplemental Indenture. The Company and each Guarantor confirm that the Indenture and each Security Document to which it is a party is, and shall continue to be, in full force and effect, and the same are hereby ratified, approved and confirmed in all respects, except as the Indenture may be amended by the Sixth Supplemental Indenture.

4. As of the date hereof (and giving effect to the Sixth Supplemental Indenture), no event has occurred and is continuing or will result from the consummation of the transactions contemplated by the Sixth Supplemental Indenture or the Indenture as amended by the Sixth Supplemental Indenture that would constitute an Event of Default.

The Company and each Guarantor reaffirm as of the date hereof their respective covenants and agreements contained in the Indenture and each Security Documents to which it is a party, including, in each case, as such covenants and agreements may be modified by the Sixth Supplemental Indenture.

THIS LETTER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURE PAGE FOLLOWS]

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HOLDERS:	GSMP V ONSHORE US, LTD.

	By:	/s/ John E. Bowman
	Name:	John E. Bowman
	Title:	Vice President

GSMP V OFFSHORE US, LTD.

	By:	/s/ John E. Bowman
	Name:	John E. Bowman
	Title:	Vice President

GSMP V INSTITUTIONAL US, LTD.

	By:	/s/ John E. Bowman
	Name:	John E. Bowman
	Title:	Vice President

Agreed and acknowledged as of the first date written above:

MONEYGRAM PAYMENT SYSTEMS WORLDWIDE, INC.

By:	/s/ James E. Shields
Name:	James E. Shields
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Holder Consent]

MONEYGRAM INTERNATIONAL, INC.
MONEYGRAM PAYMENT SYSTEMS, INC.
MONEYGRAM OF NEW YORK, LLC

By:	/s/ James E. Shields
Name:	James E. Shields
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Holder Consent]

Copies to:	F. William Reindel Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, NY 10004

Valinda Wolfert Vinson & Elkins L.L.P. 2001 Ross Avenue Suite 3700 Dallas, TX 75201

ANNEX A

SIXTH SUPPLEMENTAL INDENTURE

SIXTH SUPPLEMENTAL INDENTURE

This Sixth Supplemental Indenture, dated as of November     , 2011 to be effective as of the Effective Date referred to below (this “Sixth Supplemental Indenture”), among MoneyGram Payment Systems Worldwide, Inc. (or its permitted successor), a Delaware corporation (the “Company”), the Guarantors (as defined in the Indenture referred to herein) and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee and collateral agent under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Base Indenture”), dated as of March 25, 2008, providing for the issuance of 13.25% Senior Secured Second Lien Notes due 2018 (the “Notes”) and a first supplemental Indenture thereto, a second supplemental Indenture thereto, a third supplement Indenture thereto, a fourth supplemental Indenture thereto, and a fifth supplemental Indenture thereto (together with the Base Indenture, the “Indenture”);

WHEREAS, Section 9.02 of the Indenture provides that the Company and the Trustee may amend or supplement the Indenture with the consent of the Holders specified in Section 9.02;

WHEREAS, Holders of 100% of the aggregate principal amount of the outstanding Notes have provided written consent to this Sixth Supplemental Indenture; and

WHEREAS, the execution of this Sixth Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture, the Company has delivered to the Trustee an officer’s certificate and an opinion of counsel with respect to such execution, and all things necessary to make this Sixth Supplemental Indenture a valid agreement between the Company and the Trustee in accordance with its terms have been done.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Amendment of Certain Provisions in Article 3 of the Indenture.

(a) Section 3.07(d) of the Indenture is hereby amended to read in its entirety as follows:

At any time on or after a Qualified Equity Offering and prior to the fourth anniversary of the Closing Date, the Company may on one or more occasions redeem up to 35% of the aggregate principal amount of the Notes, upon no more than 60 days’ prior notice, at a redemption price equal to 113.25% of the then outstanding principal amount thereof, plus accrued and unpaid interest thereon to (but not including) the Redemption Date, subject to the rights of the Holders on the relevant Record Date to receive interest on the relevant Interest Payment Date; provided, however, that (i) each such redemption shall be in an aggregate principal amount of Notes of no less than $50,000,000 and (ii) at least 65% of the aggregate principal amount of Notes originally issued under this Indenture, as such principal amount shall have been increased through the capitalization of interest (excluding Notes held by the Company and the Company Subsidiaries), remains outstanding immediately after the occurrence of such redemption; provided, further, that the aggregate principal amount of Notes redeemed pursuant to this Section 3.07 shall not exceed the greater of (x) $175,000,000 and (y) the aggregate cash proceeds (net of underwriting discounts and commissions) received by Holdco and/or any other selling stockholders participating in any Qualified Equity Offering. Any notice of redemption pursuant to Section 3.04 hereof in respect of an optional redemption pursuant to this Section 3.07(d) may be expressly conditioned upon the successful consummation of a financing transaction or series of financing transactions by the Company, and such notice of redemption may be revoked if such condition is not satisfied.

3. Amendments to Notes. The Notes are hereby amended to delete all provisions inconsistent with, and to conform the provisions thereof to reflect, the amendments to the Indenture effected by this Sixth Supplemental Indenture.

4. Effect. This Sixth Supplemental Indenture shall become effective as of November     , 2011 (such date, the “Effective Date”) upon its execution by the parties hereto.

5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SIXTH SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6. Effect on Indenture. This Sixth Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Except as expressly set forth herein, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect, including with respect to this Sixth Supplemental Indenture. This Sixth Supplemental Indenture shall not be deemed to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Indenture or the Notes or to prejudice any other right or rights which the Holders of the Notes may now have or may have in the future under or in connection with the Indenture or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

7. Separability Clause. In case any provision in this Sixth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

8. Counterparts. The parties may sign any number of copies of this Sixth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent

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the same agreement. This Sixth Supplemental Indenture may be executed by any party hereto by original or facsimile signature, or electronic format (including pdf) signature, and any facsimile or electronic signature shall also be deemed valid, binding and enforceable as an original signature.

9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

10. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Sixth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantors and the Company.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed, all as of the date first above written, to be effective as of the Effective Date.

MONEYGRAM PAYMENT SYSTEMS WORLDWIDE, INC.

By:
Name:
Title:

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MONEYGRAM INTERNATIONAL, INC. MONEYGRAM PAYMENT SYSTEMS, INC. MONEYGRAM OF NEW YORK, LLC

By:
Name:
Title:

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DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as Trustee and Collateral Agent

By:
Authorized Signatory

By:
Authorized Signatory

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